Exhibit 99.1

FOR:	NATHAN'S FAMOUS, INC.

COMPANY	Robert Steinberg, Vice President - Finance and CFO
CONTACT:	(516) 338-8500 ext. 229

NATHAN'S FAMOUS, INC.
REPORTS FIRST QUARTER RESULTS

Declares Quarterly Cash Dividend Of $0.50 Per Share

JERICHO, N.Y., August 8, 2025 -- Nathan's Famous, Inc. (“Nathan’s”, the “Company”, “we”, “us” or “our”) (NASDAQ:NATH) today reported results for its first fiscal quarter ended June 29, 2025.

For the thirteen-week period ended June 29, 2025 (“first quarter fiscal 2026”):

●	Revenues were $46,998,000 as compared to $44,767,000 during the thirteen weeks ended June 30, 2024;
●	Income from operations was $12,791,000 as compared to $13,745,000 during the thirteen weeks ended June 30, 2024;
●	Adjusted EBITDA[1], a non-GAAP financial measure, was $13,531,000 as compared to $14,281,000 during the thirteen weeks ended June 30, 2024;
●	Income before provision for income taxes was $12,257,000 as compared to $12,784,000 during the thirteen weeks ended June 30, 2024;
●	Net income was $8,928,000 as compared to $9,277,000 during the thirteen weeks ended June 30, 2024; and
●	Earnings per diluted share was $2.16 per share as compared to $2.27 per share during the thirteen weeks ended June 30, 2024.

The Company also reported the following:

●

License royalties decreased to $12,381,000 during the first quarter fiscal 2026 as compared to $12,921,000 during the thirteen weeks ended June 30, 2024. During the first quarter fiscal 2026, royalties earned under the retail agreement, including the foodservice program, from Smithfield Foods, Inc., decreased 4.5% to $11,464,000 as compared to $12,010,000 of royalties earned during the thirteen weeks ended June 30, 2024.

●

In the Branded Product Program, which features the sale of Nathan’s hot dogs to the foodservice industry, sales increased by $2,929,000 to $29,075,000 during the first quarter fiscal 2026 as compared to $26,146,000 during the thirteen weeks ended June 30, 2024. Our average selling price, which is partially correlated to the beef markets, increased by approximately 8% as compared to the prior year period. Income from operations decreased by $224,000 to $2,276,000 during the first quarter fiscal 2026 as compared to $2,500,000 for the thirteen weeks ended June 30, 2024, due to an increase in the cost of beef and beef trimmings.

●

Sales from Company-owned restaurants were $3,986,000 during the first quarter fiscal 2026 as compared to $4,199,000 during the thirteen weeks ended June 30, 2024. Sales were negatively impacted due to a decrease in customer traffic, especially at our two Coney Island locations, due to unfavorable weather conditions.

1 EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please see the definitions of EBITDA and Adjusted EBITDA on page 2 of this release and the reconciliation of EBITDA and Adjusted EBITDA to net income in the table at the end of this release.

NATHAN’S REPORTS/2

●

Revenues from franchise operations were $1,129,000 during the first quarter fiscal 2026 as compared to $1,073,000 during the thirteen weeks ended June 30, 2024. Total royalties were $1,001,000 in the first quarter fiscal 2026 period as compared to $981,000 during the thirteen weeks ended June 30, 2024. Franchise restaurant sales increased by $791,000 to $18,444,000 as compared to $17,653,000 for the thirteen weeks ended June 30, 2024[2]. Total franchise fee income, including cancellation fees, was $128,000 during the first quarter fiscal 2026 as compared to $92,000 during the thirteen weeks ended June 30, 2024. Eight franchised locations opened during the first quarter fiscal 2026.

●	During the first quarter fiscal 2026, the Company recorded Advertising Fund revenue and expense in the amount of $427,000 as compared to $428,000 during the thirteen weeks ended June 30, 2024.

●

On July 1, 2025, the Company paid the $0.50 per share regular cash dividend that was declared by the Board of Directors on June 10, 2025 to shareholders of record at the close of business on June 23, 2025.

●

Effective August 8, 2025, the Board of Directors declared its second quarterly cash dividend of $0.50 per share payable on September 5, 2025 to shareholders of record at the close of business on August 25, 2025.

Certain Non-GAAP Financial Information:

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America ("US GAAP"), the Company is disclosing EBITDA, a non-GAAP financial measure which is defined as net income, excluding (i) interest expense; (ii) provision for income taxes and (iii) depreciation and amortization expense. The Company is also disclosing Adjusted EBITDA, a non-GAAP financial measure which is defined as EBITDA, excluding share-based compensation that the Company believes will impact the comparability of its results of operations.

The Company believes that EBITDA and Adjusted EBITDA are useful to investors to assist in assessing and understanding the Company's operating performance and underlying trends in the Company's business because EBITDA and Adjusted EBITDA are (i) among the measures used by management in evaluating performance and (ii) are frequently used by securities analysts, investors and other interested parties as a common performance measure.

2 Franchise restaurant sales are not revenues of the Company and are not included in the Company’s Condensed Consolidated Financial Statements.

NATHAN’S REPORTS/3

EBITDA and Adjusted EBITDA are not recognized terms under US GAAP and should not be viewed as alternatives to net income or other measures of financial performance or liquidity in conformity with US GAAP. Additionally, our definitions of EBITDA and Adjusted EBITDA may differ from other companies. Analysis of results and outlook on a non-US GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with US GAAP. Please see the table at the end of this press release for a reconciliation of EBITDA and Adjusted EBITDA to net income.

About Nathan’s Famous

Nathan’s is a Russell 2000 Company that currently distributes its products in 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, and twenty foreign countries through its restaurant system, foodservice sales programs and product licensing activities. For additional information about Nathan’s please visit our website at www.nathansfamous.com.

Except for historical information contained in this news release, the matters discussed are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions identify forward-looking statements, which are based on the current belief of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially include but are not limited to: the impact of disease epidemics such as the COVID-19 pandemic; increases in the cost of food and paper products; the impact of price increases on customer visits; the status of our licensing and supply agreements, including our licensing revenue and overall profitability being substantially dependent on our agreement with Smithfield Foods, Inc.; the impact of our debt service and repayment obligations under our credit facility, including the effect on our ability to fund working capital, operations and make new investments; economic (including inflationary pressures like those currently being experienced); weather (including the impact on sales at our restaurants particularly during the summer months), and changes in the price of beef trimmings; our ability to pass on the cost of any price increases in beef and beef trimmings; legislative and business conditions; the collectability of receivables; changes in consumer tastes; the continued viability of Coney Island as a destination location for visitors; the ability to attract franchisees; the impact of the minimum wage legislation on labor costs in New York State or other changes in labor laws, including regulations which could render a franchisor as a “joint employee” or the impact of our union contracts; our ability to attract competent restaurant and managerial personnel; the enforceability of international franchising agreements; the future effects of any food borne illness, such as bovine spongiform encephalopathy, BSE and e coli; and the risk factors reported from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update such forward-looking statements.

NATHAN’S REPORTS/4

Nathan's Famous, Inc. and Subsidiaries

(unaudited)

	Thirteen weeks ended
	June 29, 2025	June 30, 2024
Financial Highlights
Total revenues	$46,998,000	$44,767,000

Income from operations (a)	$12,791,000	$13,745,000

Income before provision for income taxes	$12,257,000	$12,784,000

Net income	$8,928,000	$9,277,000

Net income per share:
Basic	$2.18	$2.27
Diluted	$2.16	$2.27

Weighted-average shares used in computing net income per share:
Basic	4,089,000	4,085,000
Diluted	4,124,000	4,089,000

Select Segment Information

Revenues
Branded product program	$29,075,000	$26,146,000
Product licensing	12,381,000	12,921,000
Restaurant operations	5,115,000	5,272,000
Corporate (b)	427,000	428,000
Revenues	$46,998,000	$44,767,000
Income from operations (c)
Branded product program	$2,276,000	$2,500,000
Product licensing	12,335,000	12,875,000
Restaurant operations	1,068,000	1,046,000
Corporate (d)	(2,888,000)	(2,676,000)
Income from operations (c)	$12,791,000	$13,745,000

(a)	Excludes interest expense, interest and dividend income, and other income, net.
(b)	Represents Advertising Fund revenue.
(c)

Excludes interest expense, interest and dividend income and other income, net which are managed centrally at the corporate level, and, accordingly, such items are not presented by segment since they are excluded from the measure of profitability reviewed by the Chief Operating Decision Maker.

(d)

Consists principally of administrative expenses not allocated to the operating segments such as executive management, finance, information technology, legal, insurance, corporate office costs, incentive compensation, share-based compensation, compliance costs and the operating results of the Advertising Fund.

NATHAN’S REPORTS/5

Nathan's Famous, Inc. and Subsidiaries

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

	Thirteen weeks ended
	June 29, 2025	June 30, 2024

EBITDA
Net Income	$8,928,000	$9,277,000

Interest Expense	758,000	1,060,000

Provision for income taxes	3,329,000	3,507,000

Depreciation and amortization	228,000	249,000

EBITDA	$13,243,000	$14,093,000

Adjusted EBITDA
EBITDA	$13,243,000	$14,093,000

Share-based compensation	288,000	188,000

Adjusted EBITDA	$13,531,000	$14,281,000